Mitek Reports Record Second Quarter Revenue With Total Revenue Up 24% Year Over Year

SAN DIEGO, CA, April 29, 2021 - Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and digital identify verification solutions, today reported record financial results for its second quarter of fiscal 2021 ended March 31, 2021. Total second quarter revenue increased 24% year over year fueled by an increase in demand for both mobile deposit and identity verification solutions as commerce continues its shift to digital channels.

Fiscal Second Quarter 2021 Financial Highlights

•Total revenue increased 24% year over year to $28.8 million in a record second quarter.
•Transactional identify verification revenue increased 50% year over year.
•GAAP net income was $1.0 million, or $0.02 per diluted share.
•Non-GAAP net income increased 34% year over year to $7.3 million, or $0.16 per diluted share.
•Cash flow from operations was $7.3 million.
•Completed successful convertible debt offering adding approximately $150 million in cash to the balance sheet.
•Total cash and investments were $219.5 million at the end of the fiscal second quarter.

Commenting on the results, Max Carnecchia, CEO of Mitek, said:

“We are pleased to report another strong quarter across the board for Mitek driven by solid revenue growth from both our deposits and identity businesses. This is our second consecutive quarter of more than 45% growth in our transactional identity verification revenue, highlighting our strong performance in this expanding market. Our deposit solutions also delivered solid revenue growth as consumer adoption continues to increase. Mitek’s record second quarter financial performance reflects the team’s commitment to helping our customers and partners accelerate their digital transformation while at the same time mitigating fraud.”

Mitek is committed to providing convenience while preventing fraud in the digital world. The Company’s technology ensures that more businesses can transact digitally and secure their platforms through easy, fast and secure identity verification. Identity verification has never been more relevant. Almost all aspects of modern life now use digital channels, so the need to establish trust in the digital identities of customers, citizens, partners, and employees is rapidly rising. Mitek also remains the clear market leader in remote check deposit solutions, with thousands of financial organizations using its solutions, and approximately five billion transactions processed.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the company’s financial results.

To access the live call, dial 800-437-2398 (US and Canada) or +1 323-289-6576 (International) and give the participant passcode 6765079.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. To access the call replay dial-in information, please click here.

About Mitek

Mitek (NASDAQ: MITK) is a global leader in mobile capture and digital identity verification built on the latest advancements in computer vision and artificial intelligence. Mitek’s identity verification solutions enable organizations to verify an individual’s identity during digital transactions to reduce risk and meet regulatory requirements, while increasing revenue from digital channels. More than 7,500 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening and more. Mitek is based in San Diego, Calif., with offices across the U.S. and Europe. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the company’s ability to withstand negative conditions in the global economy, the extent to which the COVID-19 outbreak and measures taken in response thereto impact our business, results of operations and financial condition, a lack of demand for or market acceptance of the company’s products, the company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the company’s products by the company’s signed customers.

Additional risks and uncertainties faced by the company are contained from time to time in the company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs, acquisition-related costs and expenses, amortization of debt discount and issuance costs, income tax effect of pre-tax adjustments, and the cash tax difference. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the company’s underlying business and provides a better understanding of how management plans and measures the company’s underlying business.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	March 31, 2021	September 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$53,935	$19,986
Short-term investments	131,314	40,035
Accounts receivable, net	14,162	15,612
Contract assets	3,577	5,187
Prepaid expenses	2,143	1,338
Other current assets	2,059	1,968
Total current assets	207,190	84,126
Long-term investments	34,258	1,963
Property and equipment, net	3,502	3,610
Right-of-use assets	4,791	5,407
Intangible assets, net	16,044	19,289
Goodwill	35,728	35,669
Deferred income tax assets	13,963	13,484
Convertible senior notes hedge	34,719	—
Other non-current assets	5,606	5,606
Total assets	$355,801	$169,154
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,878	$3,909
Accrued payroll and related taxes	7,586	8,882
Deferred revenue, current portion	11,353	7,973
Lease liabilities, current portion	1,755	1,819
Acquisition-related contingent consideration	—	753
Other current liabilities	994	1,020
Total current liabilities	24,566	24,356
Convertible senior notes	117,692	—
Embedded conversion derivative	34,719	—
Deferred revenue, non-current portion	585	1,597
Lease liabilities, non-current portion	4,636	5,327
Deferred income tax liabilities	4,673	4,649
Other non-current liabilities	1,201	982
Total liabilities	188,072	36,911
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 43,052,478 and 41,779,853 issued and outstanding, as of March 31, 2021 and September 30, 2020, respectively	43	42
Additional paid-in capital	178,891	146,518
Accumulated other comprehensive loss	(397)	(323)
Accumulated deficit	(10,808)	(13,994)
Total stockholders’ equity	167,729	132,243
Total liabilities and stockholders’ equity	$355,801	$169,154

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Revenue
Software and hardware	$13,013	$11,453	$25,315	$22,968
Services and other	15,760	11,739	29,433	22,291
Total revenue	28,773	23,192	54,748	45,259
Operating costs and expenses
Cost of revenue—software and hardware	670	864	1,915	1,635
Cost of revenue—services and other	3,122	2,322	6,015	4,484
Selling and marketing(1)	8,530	6,686	15,915	13,334
Research and development(1)	6,691	5,581	12,855	10,873
General and administrative	5,718	5,210	10,776	10,498
Acquisition-related costs and expenses	1,659	1,579	3,352	3,187
Restructuring costs	—	(114)	—	(114)
Total operating costs and expenses	26,390	22,128	50,828	43,897
Operating income	2,383	1,064	3,920	1,362
Interest expense	1,319	—	1,319	—
Other income, net	371	32	468	335
Income before income taxes	1,435	1,096	3,069	1,697
Income tax benefit (provision)	(417)	(188)	117	(229)
Net income	$1,018	$908	$3,186	$1,468
Net income per share—basic	$0.02	$0.02	$0.07	$0.04
Net income per share—diluted	$0.02	$0.02	$0.07	$0.03
Shares used in calculating net income per share—basic	43,138	41,022	42,835	40,817
Shares used in calculating net income per share—diluted	44,554	42,028	44,367	42,030

(1) March 31, 2020 consolidated statements of operations reflect reclassifications to conform to the current year presentation.

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Net income	$1,018	$908	$3,186	$1,468
Non-GAAP adjustments:
Acquisition-related costs and expenses	1,659	1,579	3,352	3,187
Intellectual property litigation costs	275	561	517	1,034
Stock compensation expense	2,968	2,308	5,715	4,611
Restructuring costs	—	(114)	—	(114)
Amortization of debt discount and issuance costs	1,147	—	1,147	—
Income tax effect of pre-tax adjustments	(1,391)	(997)	(2,468)	(2,005)
Cash tax difference(1)	1,621	1,184	2,006	2,234
Non-GAAP net income	7,297	5,429	13,455	10,415
Non-GAAP income per share—basic	$0.17	$0.13	$0.31	$0.26
Non-GAAP income per share—diluted	$0.16	$0.13	$0.30	$0.25
Shares used in calculating non-GAAP net income per share—basic	43,138	41,022	42,835	40,817
Shares used in calculating non-GAAP net income per share—diluted	44,554	42,028	44,367	42,030

(1)The company’s non-GAAP net income is calculated using a cash tax rate of 3% and 0% in fiscal years 2021 and 2020, respectively. The estimated cash tax rate is the estimated tax payable on the company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The company believes that the cash tax rate provides a more transparent view of the company’s operating results. The company’s effective tax rate used for the purposes of calculating GAAP net income for the three months ended March 31, 2021 and 2020 was 29% and 17%, respectively. The company’s effective tax rate used for the purposes of calculating GAAP net income for the six months ended March 31, 2021 and 2020 was negative 4% and 13%, respectively.
________________

Investor Contact:
Todd Kehrli or Jim Byers
MKR Group, Inc.
mitk@mkr-group.com